                  MASTER SEPARATION AND DISTRIBUTION AGREEMENT


                                     BETWEEN


                         AMBASSADORS INTERNATIONAL, INC.

                                       AND

                             AMBASSADORS GROUP, INC.




                                 EFFECTIVE AS OF

                             _________________, 2002

                                TABLE OF CONTENTS


                                                                                                       PAGE
1. SEPARATION.............................................................................................1
    Section 1.1    Separation Date........................................................................1
    Section 1.2    Closing of Transactions................................................................1
    Section 1.3    Exchange of Secretary's Certificates...................................................1

2. DOCUMENTS AND ITEMS TO BE DELIVERED ON OR BEFORE THE SEPARATION DATE...................................2
    Section 2.1    Documents to Be Delivered by Ambassadors...............................................2
    Section 2.2    Documents to Be Delivered by Education.................................................2
    Section 2.3    Capital Contribution...................................................................2

3. THE DISTRIBUTION AND ACTIONS PENDING THE DISTRIBUTION..................................................3
    Section 3.1    Transactions Prior to the Distribution.................................................3
    Section 3.2    The Distribution.......................................................................4
    Section 3.3    Conditions to Distribution.............................................................4
    Section 3.4    Sole Discretion of Ambassadors.........................................................5

4. COVENANTS AND OTHER MATTERS............................................................................5
    Section 4.1    Other Agreements.......................................................................5
    Section 4.2    Agreement For Exchange of Information..................................................5
    Section 4.3    Audits and Reviews; Annual and Quarterly Statements and Accounting.....................7
    Section 4.4    Consistency with Past Practices........................................................8
    Section 4.5    Payment of Expenses....................................................................8
    Section 4.6    Dispute Resolution.....................................................................8
    Section 4.7    Governmental Approvals.................................................................9
    Section 4.8    Representations and Warranties.........................................................9

5. MISCELLANEOUS.........................................................................................10
    Section 5.1    Authority.............................................................................10
    Section 5.2    Amendment and Execution...............................................................10
    Section 5.3    Counterparts..........................................................................10
    Section 5.4    Effectiveness.........................................................................10
    Section 5.5    Effect If Separation And/or Distribution Does Not Occur...............................10
    Section 5.6    Termination...........................................................................10
    Section 5.7    Binding Effect; Assignment............................................................10
    Section 5.8    Performance...........................................................................10
    Section 5.9    Additional Assurances.................................................................10
    Section 5.10   Entire Agreement......................................................................11
    Section 5.11   Attachments...........................................................................11
    Section 5.12   Conflicting Agreements................................................................11
    Section 5.13   Descriptive Headings..................................................................11
    Section 5.14   Gender and Number.....................................................................11
    Section 5.15   Severability..........................................................................11
    Section 5.16   Survival of Agreements................................................................11
    Section 5.17   Governing Law.........................................................................11
    Section 5.18   Notices...............................................................................11
    Section 5.19   Waivers; Remedies.....................................................................12
    Section 5.20   Limitation of Liability...............................................................12
    Section 5.21   Force Majeure.........................................................................12

                                                                                                       PAGE
6. DEFINITIONS...........................................................................................12
    Section 6.1    Ambassadors Group.....................................................................12
    Section 6.2    Ambassadors' Auditors.................................................................12
    Section 6.3    Ancillary Agreements..................................................................12
    Section 6.4    Business Day..........................................................................13
    Section 6.5    Capital Contribution..................................................................13
    Section 6.6    Code..................................................................................13
    Section 6.7    Commission............................................................................13
    Section 6.8    Disputes..............................................................................13
    Section 6.9    Distribution..........................................................................13
    Section 6.10   Distribution Agent....................................................................13
    Section 6.11   Distribution Date.....................................................................13
    Section 6.12   Education's Auditors..................................................................13
    Section 6.13   Education Business....................................................................13
    Section 6.14   Education Group.......................................................................13
    Section 6.15   Exchange Act..........................................................................13
    Section 6.16   Form 10 Registration Statement........................................................13
    Section 6.17   GAAP..................................................................................13
    Section 6.18   Governmental Approvals................................................................13
    Section 6.19   Governmental Authority................................................................13
    Section 6.20   Information...........................................................................13
    Section 6.21   Information Statement.................................................................13
    Section 6.22   NASDAQ................................................................................13
    Section 6.23   Person................................................................................14
    Section 6.24   Record Date...........................................................................14
    Section 6.25   RMCPD.................................................................................14
    Section 6.26   Separation............................................................................14
    Section 6.27   Separation Date.......................................................................14
    Section 6.28   Stock Split...........................................................................14
    Section 6.29   Subsidiary............................................................................14
    Section 6.30   Tax Ruling............................................................................14
    Section 6.31   Transaction Agreements................................................................14

                                    EXHIBITS


Exhibit A    Certificate of Secretary of Ambassadors

Exhibit B    Certificate of Secretary of Education

Exhibit C    Employee Matters Agreement

Exhibit D    Tax Sharing Agreement

Exhibit E    Confidential Disclosure Agreement

Exhibit F    Indemnification and Insurance Matters Agreement

Exhibit G    Transitional Services Agreement

Exhibit H    Credit Facility Agreement

                  MASTER SEPARATION AND DISTRIBUTION AGREEMENT

      This Master Separation and Distribution Agreement (this "Agreement") is entered into as of __________, 2002, between Ambassadors International, Inc., a Delaware corporation ("Ambassadors"), and Ambassadors Group, Inc., a Delaware corporation ("Education"). Ambassadors and Education are sometimes referred to herein individually as a "party" or collectively as the "parties." Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in Article 6 hereof. Ambassadors and Education are sometimes referred to herein individually as a "party" or collectively as the "parties."

                                    RECITALS

      WHEREAS, Ambassadors currently owns all of the issued and outstanding capital stock of Education;

      WHEREAS, the Board of Directors of Ambassadors has determined that it is appropriate and desirable on the terms and conditions contemplated hereby to separate the business of Ambassadors and Education (the "Separation") and to distribute to the holders of its common stock, by means of a pro rata distribution following the Separation, all of the shares of Education common stock owned by Ambassadors (the "Distribution");

      WHEREAS, Ambassadors and Education intend that the Separation and the Distribution will qualify as a tax-free reorganization under Sections 368(a)(1)(D) and 355 of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement is intended to be, and is hereby adopted as, a plan of reorganization under Section 368 of the Code;

      WHEREAS, the parties intend in this Agreement, including the Exhibits and Schedules hereto, to set forth the principal arrangements between them regarding the separation of the Education Business.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth below, the parties hereto, intending to be legally bound, agree as follows:

1.    SEPARATION.

      1.1. SEPARATION DATE. Unless otherwise provided in this Agreement, or in any agreement to be executed in connection with this Agreement, the effective time and date of the Separation shall be 12:01 a.m., Pacific Time, ______________, 2002 or such other date as may be fixed by the Board of Directors of Ambassadors (the "Separation Date").

      1.2. CLOSING OF TRANSACTIONS. Unless otherwise provided herein, the closing of the transactions contemplated in Article 2 shall occur by the lodging of each of the executed undertakings, agreements, instruments or other documents executed or to be executed pursuant to this Agreement with Richman, Mann, Chizever, Phillips & Duboff ("RMCPD") 9601 Wilshire Blvd., Penthouse Suite, Beverly Hills, CA to be held in escrow for delivery as provided in Section 1.3 of this Agreement.

      1.3. EXCHANGE OF SECRETARY'S CERTIFICATES. Upon receipt of a certificate of the Secretary or an Assistant Secretary of Ambassadors in the form attached to this Agreement as Exhibit A, RMCPD shall deliver to Education on behalf of Ambassadors all of the items required to be delivered by Ambassadors hereunder pursuant to Section 2.1 of this Agreement and each such item shall be deemed to be delivered to Education as of the Separation Date upon delivery of such certificate. Upon receipt of a certificate of the Secretary or an Assistant Secretary of Education in the form attached to this Agreement as Exhibit B, RMCPD shall deliver to Ambassadors on behalf of Education all of the items required to be delivered by Education pursuant to Section 2.2 hereunder and each such item shall be deemed to be delivered to Ambassadors as of the Separation Date upon receipt of such certificate.

2.    DOCUMENTS AND ITEMS TO BE DELIVERED ON OR BEFORE THE SEPARATION DATE.

      2.1. DOCUMENTS TO BE DELIVERED BY AMBASSADORS. On or before the Separation Date, Ambassadors will deliver to Education all of the following items and agreements (collectively, together with all agreements and documents contemplated by such agreements, the "Ancillary Agreements"):

            2.1.1. A duly executed Employee Matters Agreement substantially in the form attached hereto as Exhibit C;

            2.1.2. A duly executed Tax Sharing Agreement substantially in the form attached hereto as Exhibit D;

            2.1.3. A duly executed Confidential Disclosure Agreement substantially in the form attached hereto as Exhibit E;

            2.1.4. A duly executed Indemnification and Insurance Matters Agreement substantially in the form attached hereto as Exhibit F;

            2.1.5. A duly executed Transitional Services Agreement substantially in the form attached hereto as Exhibit G;

            2.1.6. A duly executed Credit Facility Agreement substantially in the form attached hereto as Exhibit H;

            2.1.7. Resignations of each person who is an officer of Education or its Subsidiaries immediately prior to the Separation Date, but who will be an employee of only Ambassadors or its Subsidiaries from and after the Separation Date; and,

            2.1.8. Such other agreements, documents or instruments as the parties may agree are necessary or desirable in order to achieve the purposes hereof, including, without limitation, those documents referred to in Sections 4.1 and 4.2.

      2.2. DOCUMENTS TO BE DELIVERED BY EDUCATION. On or before the Separation Date, Education will deliver to Ambassadors all of the following:

            2.2.1. In each instance in which Education is a party to any agreement or instrument referred to in Section 2.1, a duly executed counterpart of such agreement or instrument duly executed by Education; and

            2.2.2. Resignations of each person who is an officer of Ambassadors or its Subsidiaries immediately prior to the Separation Date, but who will be an employee of only Education or its Subsidiaries from and after the Separation Date.

      2.3. CAPITAL CONTRIBUTION. On or before the Separation Date, Ambassadors shall allocate to Education from the cash held by Education Group, as paid-in capital (the "Capital Contribution"), an amount equal to the sum of: (i) the cash Education requires to operate travel programs for which it has received participant deposits or paid vendor deposits ("CC"), and
      (ii) an amount Education requires for ongoing operations after the Separation Date ("FC"). CC shall be an amount equal to (with respect to Education): (1) the sum of participants funds and other current liabilities which consist of accounts payable, accrued expenses, foreign currency exchange contracts and deferred income taxes, less (2) current assets including accounts receivable, program costs and expenses and deferred income taxes. CC will be measured at the end of the month in which the board of directors of Ambassadors gives its final approval to the Distribution. FC shall be an amount equal to the sum of forecasted operating losses until Education achieves operating profitability and an average of one quarter of Education's annual forecasted 2002 operating expenses. In addition to the foregoing, to the extent that Education is required to have a stockholder's equity of $15 million at December 31, 2001 in order to meet the listing requirements of the Nasdaq National Market and the stockholder's equity of Education is less than $15 million at such date as determined in good faith by Education's Chief Financial Officer, then Ambassadors agrees to allocate cash, in addition to the amount required above, sufficient for Education to have a stockholder's equity of $15 million at December 31, 2001. Any remaining cash balances not allocated pursuant to this Section will remain with Ambassadors. The measurements for the forecasted operating losses and operating expenses shall be made in good faith by Education's management, including the Chief Financial Officer, at the end of the month in which the board of directors of Ambassadors gives its final approval to the Distribution.

3.    THE DISTRIBUTION AND ACTIONS PENDING THE DISTRIBUTION.

      3.1. TRANSACTIONS PRIOR TO THE DISTRIBUTION. Subject to the conditions specified in Section 3.4, Ambassadors and Education shall use their reasonable commercial efforts to consummate the Distribution. Such efforts shall include, but not necessarily be limited to, those specified in this
      Section 3.1.

            3.1.1. TAX RULING. Ambassadors shall apply to the Internal Revenue Services for a private letter ruling (the "Tax Ruling") that the Distribution will qualify as a tax-free spinoff to the shareholders of Ambassadors for federal income tax purposes under Section 368(a)(1)(D) or Section 355(c) of the Code.

            3.1.2. STOCK SPLIT. In order to facilitate the Distribution of the Education common stock to Ambassadors shareholders on a 1:1 basis, Education shall implement a split of its common stock and adjust the number of shares of its common stock held by Ambassadors such that immediately prior to the Separation Date such holding shall be exactly equal to the number of shares of Ambassadors common stock then outstanding (the "Stock Split").

            3.1.3. REGISTRATION STATEMENT. Education, with the cooperation and assistance of Ambassadors, shall register its common stock under
            Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") by filing a Form 10 registration statement (the "Form 10 Registration Statement"), and such amendments or supplements thereto, as may be necessary in order to cause the same to become and remain effective as required by law, including, but not limited to, filing such amendments to the Form 10 Registration Statement as may be required by the Securities and Exchange Commission (the "Commission") or federal, state or foreign securities laws. Ambassadors and Education shall also cooperate in preparing and filing with the Commission any registration statements or amendments thereof which are required to reflect the establishment of, or amendments to, any employee benefit and other plans necessary or appropriate in connection with the Separation, the Distribution or the other transactions contemplated by this Agreement.

            3.1.4. INFORMATION STATEMENT. Ambassadors and Education shall prepare and mail, prior to the Distribution Date, to the holders of common stock of Ambassadors, such information concerning Education and the Distribution and such other matters as Ambassadors and Education shall reasonably determine are necessary and as may be required by law (the "Information Statement"). Ambassadors and Education will prepare, and Education will, to the extent required under applicable law, file with the Commission any such documentation which Ambassadors and Education reasonably determine is necessary or desirable to effectuate the Distribution, and Ambassadors and Education shall each use its reasonable commercial efforts to obtain all necessary approvals from the Commission with respect thereto as soon as practicable.

            3.1.5. OTHER MATTERS. Ambassadors and Education shall consult with each other and their financial advisors regarding all material matters with respect to the Distribution.

            3.1.6. BLUE SKY. Ambassadors and Education shall take all such actions as may be necessary or appropriate under the securities or blue sky laws of the United States (and any comparable laws under any foreign jurisdiction) in connection with the Distribution.

            3.1.7. NASDAQ LISTING. Education shall prepare, file and use reasonable commercial efforts to make effective, an application for listing of the common stock of Education distributed in the Distribution on the NASDAQ National Market ("NASDAQ"), subject to official notice of distribution. Education has reserved the NASADQ trading symbol "EPAX." Ambassadors shall retain its present NASDAQ trading symbol, "AMIE" if it is reasonably feasible to do so.

      3.2. THE DISTRIBUTION.

            3.2.1. DELIVERY OF SHARES FOR DISTRIBUTION. Subject to Sections 3.3 and 3.4 hereof, on or prior to the date the Distribution is effective (the "Distribution Date"), Ambassadors will deliver to the distribution agent (the "Distribution Agent") to be appointed by Ambassadors to distribute to the stockholders of Ambassadors the shares of common stock of Education held by Ambassadors pursuant to the Distribution for the benefit of holders of record of common stock of Ambassadors on the Record Date, a single stock certificate, endorsed by Ambassadors in blank, representing all of the outstanding shares of common stock of Education then owned by Ambassadors, and shall cause the transfer agent for the shares of common stock of Ambassadors to instruct the Distribution Agent to distribute on the Distribution Date the appropriate number of such shares of common stock of Education to each such holder or designated transferee or transferees of such holder.

            3.2.2. SHARES RECEIVED. Subject to Sections 3.3 and 3.4 hereof, each holder of common stock of Ambassadors on the Record Date (or such holder's designated transferee or transferees) will be entitled to receive in the Distribution a number of shares of common stock of Education equal to the number of shares of common stock of Ambassadors held by such holder on the Record Date.

            3.2.3. OBLIGATION TO PROVIDE INFORMATION. Education and Ambassadors, as the case may be, will provide to the Distribution Agent all share certificates and any information required in order to complete the Distribution on the basis specified above.

            3.2.4. CONDITIONS. Ambassadors and Education shall take all reasonable steps necessary and appropriate to cause the conditions set forth in Section 3.3 to be satisfied and to effect the Distribution on the Distribution Date.

      3.3. CONDITIONS TO DISTRIBUTION. The parties hereto shall use their reasonable commercial efforts to effect the Distribution prior to ___________, 2002, or as soon thereafter as practicable. The obligations of the parties to consummate the Distribution shall be conditioned on the satisfaction, or written waiver by Ambassadors, of the following conditions:

            3.3.1. TAX RULING. Ambassadors shall have received the Tax Ruling, and the Tax Ruling shall be in full force and effect and shall not have been modified or amended in any respect adversely affecting the tax consequences set forth therein.

            3.3.2. STOCK SPLIT. The Stock Split shall have been completed.

            3.3.3. SEPARATION. The Separation shall have become effective as described in Articles 1 and 2 hereof.

            3.3.4. GOVERNMENT APPROVALS. Any material governmental approvals and consents necessary to consummate the Distribution shall have been obtained and be in full force and effect.

            3.3.5. CONSENTS. All material consents which are required to effect the Distribution shall have been obtained and be in full force and effect.

            3.3.6. REGISTRATION STATEMENT. The Form 10 Registration Statement shall have been filed and become effective, and there shall be no stop-order in effect with respect thereto.

            3.3.7. INFORMATION STATEMENT. The Information Statement shall have been distributed as provided in Section 3.1.4

            3.3.8. NASDAQ LISTING. The common stock of Education to be issued in the Distribution shall have been accepted for listing on the NASDAQ National Market, subject to official notice of distribution.

            3.3.9. ANCILLARY AGREEMENTS. Each and every Ancillary Agreement is in full force and effect, and each party thereto shall be in full compliance therewith.

            3.3.10. NO LEGAL RESTRAINTS. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Distribution or any of the other transactions contemplated by this Agreement shall be in effect.

            3.3.11. OTHER ACTIONS. Such other actions as the parties hereto may, based upon the advice of counsel, reasonably request to be taken prior to the Distribution in order to assure the successful completion of the Distribution shall have been taken.

            3.3.12. NO MATERIAL ADVERSE EFFECT. No other events or developments shall have occurred subsequent to the Separation Date that, in the judgment of the Board of Directors of Ambassadors, would result in the Distribution having a material adverse effect on Ambassadors or on the stockholders of Ambassadors.

            3.3.13. FINAL BOARD APPROVAL. The Ambassadors Board shall have given final approval of the Distribution.

            3.3.14. NO TERMINATION. This Agreement shall not have been terminated.

      3.4. SOLE DISCRETION OF AMBASSADORS. Ambassadors currently intends to complete the Distribution by _________________, 2002. Ambassadors shall, in its sole and absolute discretion, determine the date of the consummation of the Distribution and all terms of the Distribution, including, without limitation, the form, structure and terms of any transaction(s) to effect the Distribution and the timing of and conditions to the consummation of the Distribution. In addition, Ambassadors may at any time and from time to time until the completion of the Distribution modify or change the terms of the Distribution, including, without limitation, by accelerating or delaying the timing of the consummation of all or part of the Distribution. Education shall cooperate with Ambassadors in all respects to accomplish the Distribution and, at Ambassadors' direction, shall promptly take any and all actions necessary or desirable to effect the Distribution. Ambassadors shall select any investment banker(s) and manager(s) in connection with the Distribution, as well as any financial printer, solicitation and/or exchange agent and outside counsel for Ambassadors; provided, however, that nothing herein shall prohibit Education from engaging (at its own expense) its own financial, legal, accounting and other advisors in connection with the Distribution.

4.    COVENANTS AND OTHER MATTERS.

      4.1. OTHER AGREEMENTS. In addition to the specific agreements, documents and instruments that are Exhibits to this Agreement, Ambassadors and Education agree to execute or cause to be executed by the appropriate parties and deliver, as appropriate, such other agreements, instruments and other documents as may be necessary or desirable in order to effect the purposes of this Agreement and the Ancillary Agreements.

      4.2. AGREEMENT FOR EXCHANGE OF INFORMATION. Each of Ambassadors and Education agrees to provide, or cause to be provided, to each other, at any time before or after the Distribution Date, as soon as reasonably practicable after written request therefor, any Information in the possession or under the control of such party that the requesting party reasonably needs (i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting party (including under applicable securities laws) by a Governmental Authority having jurisdiction over the requesting party, (ii) for use in any other judicial, regulatory, administrative or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation or other similar requirements, (iii) to comply with its obligations under this Agreement or any Ancillary Agreement or (iv) in connection with the ongoing businesses of Ambassadors or Education, as the case may be; provided, however, that in the event that any party determines that any such provision of Information could be commercially detrimental, violate any law or agreement, or waive any attorney-client privilege, the parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence.

            4.2.1. INTERNAL ACCOUNTING CONTROLS; FINANCIAL INFORMATION. Until the seventh anniversary of the Separation Date, (i) each party shall maintain in effect at its own cost and expense adequate systems and controls for its business to the extent necessary to enable the other party to satisfy its reporting, accounting, audit and other obligations, and (ii) each party shall provide, or cause to be provided, to the other party and its Subsidiaries in such form as such requesting party shall request, at no charge to the requesting party, all financial and other data and information as the requesting party determines necessary or advisable in order to prepare its financial statements and reports or filings with any Governmental Authority.

            4.2.2. OWNERSHIP OF INFORMATION. Any Information owned by a party that is provided to a requesting party pursuant to this Section 4.2 shall be deemed to remain the property of the providing party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such Information.

            4.2.3. RECORD RETENTION. To facilitate the possible exchange of Information pursuant to this Section 4.2 and other provisions of this Agreement after the Distribution Date, each party agrees to use its reasonable commercial efforts to retain all tax, employee and financial Information in their respective possession or control on the Distribution Date for seven years after the Distribution Date. No party will destroy, or permit any of its Subsidiaries to destroy, any Information that exists on the Separation Date (other than Information that is permitted to be destroyed under the current record retention policy of such party) without first using its reasonable commercial efforts to notify the other party of the proposed destruction and giving the other party the opportunity to take possession of such Information prior to such destruction.

            4.2.4. LIMITATION OF LIABILITY. No party shall have any liability to any other party in the event that any Information exchanged or provided pursuant to this Section 4.2 is found to be inaccurate, in the absence of willful misconduct by the party providing such Information. No party shall have any liability to any other party if any Information is destroyed or lost after reasonable commercial efforts by such party to comply with the provisions of Section 4.2.3.

            4.2.5. OTHER AGREEMENTS PROVIDING FOR EXCHANGE OF INFORMATION. The rights and obligations granted under this Section 4.2 are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of Information set forth in this Agreement and any Ancillary Agreement.

            4.2.6. PRODUCTION OF WITNESSES; RECORDS; COOPERATION. After the Distribution Date, except in the case of a legal or other proceeding by one party against another party (which shall be governed by such discovery rules as may be applicable under Section 4.6 or otherwise), each party hereto shall use its reasonable commercial efforts to make available to each other party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of such party as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with any legal, administrative or other proceeding in which the requesting party may from time to time be involved, regardless of whether such legal, administrative or other proceeding is a matter with respect to which indemnification may be sought hereunder. The requesting party shall bear all costs and expenses in connection therewith.

      4.3. AUDITS AND REVIEWS; ANNUAL AND QUARTERLY STATEMENTS AND ACCOUNTING. Each party agrees that, for so long as Ambassadors is required in accordance with GAAP to consolidate Education's results of operations and financial position in Ambassadors' financial statements:

            4.3.1. DATE OF AUDITORS' OPINION AND QUARTERLY REVIEWS. Education shall use its reasonable commercial efforts to enable the Education Auditors to complete their audit such that they will date their opinion on Education's audited annual financial statements on the same date that Ambassadors' independent certified public accountants ("Ambassadors' Auditors") date their opinion on Ambassadors' audited annual financial statements, and to enable Ambassadors to meet its timetable for the printing, filing and public dissemination of Ambassadors' annual financial statements. Education shall use its reasonable commercial efforts to enable the Education Auditors to complete their quarterly review procedures such that they will provide clearance on Education's quarterly financial statements on the same date that Ambassadors' Auditors provide clearance on Ambassadors' quarterly financial statements.

            4.3.2. ANNUAL AND QUARTERLY FINANCIAL STATEMENTS. Education shall provide to Ambassadors on a timely basis all Information that Ambassadors reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of Ambassadors' annual and quarterly financial statements. Without limiting the generality of the foregoing, Education will provide all required financial Information with respect to Education and its Subsidiaries to Education's Auditors in a sufficient and reasonable time and in sufficient detail to permit Education's Auditors to take all steps and perform all reviews necessary to provide sufficient assistance to Ambassadors' Auditors with respect to Information to be included or contained in Ambassadors' annual and quarterly financial statements. Similarly, Ambassadors shall provide to Education on a timely basis all Information that Education reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of Education's annual and quarterly financial statements. Without limiting the generality of the foregoing, Ambassadors will provide all required financial Information with respect to Ambassadors and its Subsidiaries to Ambassadors' Auditors in a sufficient and reasonable time and in sufficient detail to permit Ambassadors' Auditors to take all steps and perform all reviews necessary to provide sufficient assistance to Education's Auditors with respect to Information to be included or contained in Education's annual and quarterly financial statements.

            4.3.3. IDENTITY OF PERSONNEL PERFORMING THE ANNUAL AUDIT AND QUARTERLY REVIEWS. Education shall authorize Education's Auditors to make available to Ambassadors' Auditors both the personnel who performed or are performing the annual audits and quarterly reviews of Education and work papers related to the annual audits and quarterly reviews of Education, in all cases within a reasonable time prior to Education's Auditors' opinion date, so that Ambassadors' Auditors are able to perform the procedures they consider necessary to take responsibility for the work of Education's Auditors as it relates to Ambassadors' Auditors' report on Ambassadors' financial statements, all within sufficient time to enable Ambassadors to meet its timetable for the printing, filing and public dissemination of Ambassadors' annual and quarterly statements. Similarly, Ambassadors shall authorize Ambassadors' Auditors to make available to Education's Auditors both the personnel who performed or are performing the annual audits and quarterly reviews of Ambassadors and work papers related to the annual audits and quarterly reviews of Ambassadors, in all cases within a reasonable time prior to Ambassadors' Auditors' opinion date, so that Education's Auditors are able to perform the procedures they consider necessary to take responsibility for the work of Ambassadors' Auditors as it relates to Education's Auditors' report on Education's statements, all within sufficient time to enable Education to meet its timetable for the printing, filing and public dissemination of Education's annual and quarterly financial statements.

            4.3.4. ACCESS TO BOOKS AND RECORDS. Education shall provide Ambassadors' internal auditors and their designees access to Education's and its Subsidiaries' books and records so that Ambassadors may conduct reasonable audits relating to the financial statements provided by Education pursuant hereto as well as to the internal accounting controls and operations of Education and its Subsidiaries. Similarly, Ambassadors shall provide Education's internal auditors and their designees access to Ambassadors' and its Subsidiaries' books and records so that Education may conduct reasonable audits relating to the financial statements provided by Ambassadors pursuant hereto as well as to the internal accounting controls and operations of Ambassadors and its Subsidiaries.

            4.3.5. NOTICE OF CHANGE IN ACCOUNTING PRINCIPLES. Education shall give Ambassadors as much prior notice as reasonably practical of any proposed determination of, or any significant changes in, its accounting estimates or accounting principles from those in effect on the Separation Date. Education will consult with Ambassadors and, if requested by Ambassadors, Education will consult with Ambassadors' independent public accountants with respect thereto. Ambassadors shall give Education as much prior notice as reasonably practical of any proposed determination of, or any significant changes in, its accounting estimates or accounting principles from those in effect on the Separation Date.

            4.3.6. CONFLICT WITH THIRD-PARTY AGREEMENTS. Nothing in Sections 4.2 and 4.3 shall require Education to violate any agreement with any third parties regarding the confidentiality of confidential and proprietary Information relating to that third party or its business; provided, however, that in the event that Education is required under Sections 4.2 AND 4.3 to disclose any such Information, Education shall use all commercially reasonable efforts to seek to obtain such customer's consent to the disclosure of such Information.

      4.4. CONSISTENCY WITH PAST PRACTICES. At all times prior to the Separation Date, Ambassadors will cause the Education Business to continue to ship products, invoice customers, make payments, maintain properties, manage distribution channels and otherwise conduct business in the ordinary course, consistent with past practices.

      4.5. PAYMENT OF EXPENSES. Except as otherwise provided in this Agreement, the Ancillary Agreements or any other agreement between the parties relating to the Separation or the Distribution, all costs and expenses of the parties hereto in connection with the Separation and Distribution (excluding internal costs and expenses of Education) shall be paid by Ambassadors.

      4.6. DISPUTE RESOLUTION. Resolution of any and all disputes, claims and causes of action of any nature whatsoever (collectively, "Disputes"), arising from or in connection with this Agreement, shall be exclusively governed by and settled in accordance with the provisions of this Section 4.6.

            4.6.1. NEGOTIATION. The parties shall make a good faith attempt to resolve any Dispute arising out of or relating to this Agreement through informal negotiation between appropriate representatives from each of Ambassadors and Education. If at any time either party feels that such negotiations are not leading to a resolution of the Dispute, such party may send a notice to the other party describing the Dispute and requesting a meeting of the senior executives from each party. Within ten business days after such notice is given, each party shall select appropriate senior executives (e.g., director or V.P. level) of each party who shall have the authority to resolve the matter and shall meet to attempt in good faith to negotiate a resolution of the Dispute prior to pursuing other available remedies. During the course of negotiations under this
            Section 4.6.1, all reasonable requests made by one party to the other for information, including requests for copies of relevant documents, will be honored. The specific format for such negotiations will be left to the discretion of the designated negotiating senior executives but may include the preparation of agreed upon statements of fact or written statements of position furnished to the other party. In the event that any Dispute arising out of or related to this Agreement is not settled by the parties within thirty days after the first meeting of the negotiating senior executives, either party may commence litigation with respect to the Dispute. However, neither party shall commence litigation against the other party to resolve the Dispute (i) until the parties try in good faith to settle the Dispute by negotiation for at least thirty days after the first meeting of the negotiating senior executives or (ii) until forty days after notice of a Dispute is given by either party to the other party, whichever occurs first.

            4.6.2. PROCEEDINGS. Any Dispute regarding the following is not required to be negotiated prior to seeking relief from a court of competent jurisdiction: breach of any obligation of confidentiality; infringement, misappropriation, or misuse of any intellectual property right; or any other claim where interim relief from the court is sought to prevent serious and irreparable injury to a party. However, the parties shall make a good faith effort to negotiate such Dispute, according to Section 4.6.1, while such court action is pending.

            4.6.3. CONTINUITY OF SERVICE AND PERFORMANCE. Unless otherwise agreed in writing, the parties will continue to provide service and honor all other commitments under this Agreement and each Ancillary Agreement during the course of dispute resolution pursuant to the provisions of this Section 4.6 with respect to all matters not subject to such dispute, controversy or claim.

      4.7. GOVERNMENTAL APPROVALS. To the extent that the Separation requires any Governmental Approvals, the parties will use their reasonable commercial efforts to obtain any such Governmental Approvals.

      4.8. REPRESENTATIONS AND WARRANTIES. Ambassadors hereby represents and warrants as follows:

            4.8.1. ORGANIZATION, GOOD STANDING AND QUALIFICATION. Ambassadors is duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to carry on its business as currently conducted.

            4.8.2. CORPORATE POWER. Ambassadors has all requisite legal and corporate power to (i) execute and deliver this Agreement, the Ancillary Agreements and all applicable exhibits and schedules attached hereto and thereto at such times as are contemplated by this Agreement and the Ancillary Agreements; and (ii) perform its obligations hereunder and thereunder.

            4.8.3. NO OTHER REPRESENTATIONS OR WARRANTIES. Ambassadors does not, in this Agreement or any other agreement, instrument or document contemplated by this Agreement, make any representation as to, warranty of or covenant with respect to:

                  4.8.3.1. the value of any asset or thing of value transferred or to be transferred to Education;

                  4.8.3.2. the freedom from encumbrance of any asset or thing of value transferred or to be transferred to Education;

                  4.8.3.3. the absence of defenses or freedom from counterclaims with respect to any claim transferred or to be transferred to Education; or

                  4.8.3.4. the legal sufficiency of any assignment, document or instrument delivered hereunder to convey title to any asset or thing of value upon its execution, delivery and filing.

            4.8.4. RISK ASSOCIATED WITH TRANSFERRED ASSETS. Except as may expressly be set forth herein or in any Ancillary Agreement, all assets transferred or to be transferred to Education shall be transferred "as is, where is" and Education shall bear the economic and legal risk that any conveyance shall prove to be insufficient to vest in Education good and marketable title, free and clear of any lien, claim, equity or other encumbrance.

5.    MISCELLANEOUS.

      5.1. AUTHORITY. Each of the parties hereto represents to the other that
      (i) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (ii) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other actions, (iii) it has duly and validly executed and delivered this Agreement, and (iv) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

      5.2. AMENDMENT AND EXECUTION. The Boards of Directors of Education and Ambassadors may mutually agree to amend the provisions of this Agreement at any time or times, for any reason, either prospectively or retroactively, to such extent and in such manner as the Boards mutually deem advisable. Each Board may delegate its amendment power, in whole or in part, to one or more Persons or committees as it deems advisable. No change or amendment will be made to this Agreement, except by an instrument in writing signed by authorized individuals. This Agreement and amendments hereto shall be in writing and executed on behalf of Ambassadors and Education by their respective duly authorized officers and representatives.

      5.3. COUNTERPARTS. This Agreement, including any attachments hereto and the other documents referred to herein, may be executed via facsimile or otherwise in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

      5.4. EFFECTIVENESS. All covenants and agreements of the parties contained in this Agreement shall be subject to and conditioned upon the Distribution becoming effective.

      5.5. EFFECT IF SEPARATION AND/OR DISTRIBUTION DOES NOT OCCUR. If the Separation and/or Distribution does not occur, then all actions and events that are, under this Agreement, to be taken or occur effective as of the Separation Date and/or Distribution Date, or otherwise in connection with the Separation and/or Distribution, shall not be taken or occur except to the extent specifically agreed by Education and Ambassadors.

      5.6. TERMINATION. This Agreement may be terminated and the Distribution abandoned at any time prior to the Time of Distribution by and in the sole discretion of the Ambassadors Board of Directors without the approval of Education or of Ambassadors's shareholders. In the event of such termination, no party will have any liability of any kind to any other party on account of such termination.

      5.7. BINDING EFFECT; ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Except as herein specifically provided to the contrary, neither party may assign this Agreement or any rights or obligations hereunder, without the prior written consent of the other party, and any such assignment shall be void; provided, however, either party (or its permitted successive assignees or transferees hereunder) may assign or transfer this Agreement as a whole without consent to an entity that succeeds to all or substantially all of the business or assets of such party to which this Agreement relates.

      5.8. PERFORMANCE. Each party hereto will cause to be performed, and hereby guarantees the performance of all actions, agreements and obligations set forth herein to be performed by any subsidiary or any member of such party's Group.

      5.9. ADDITIONAL ASSURANCES. Except as may be specifically provided herein to the contrary, the provisions of this Agreement shall be self-operative and shall not require further agreement by the parties; provided, however, at the request of either party, the other party shall execute such additional instruments and take such additional acts as are reasonable, and as the requesting party may reasonably deem necessary, to effectuate this Agreement.

      5.10. ENTIRE AGREEMENT. This Agreement together with all other Transaction Agreements, including any annexes, schedules and exhibits hereto or thereto, and other agreements and documents referred to herein and therein, will together constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and shall supersede all prior negotiations, agreements and understandings of the parties of any nature, whether oral or written, with respect to such subject matter.

      5.11. ATTACHMENTS. All attachments hereto are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Capitalized terms used in the attachments hereto but not otherwise defined therein will have the respective meanings assigned to such terms in this Agreement.

      5.12. CONFLICTING AGREEMENTS. In the event of conflict between this Agreement and any Ancillary Agreement or other agreement executed in connection herewith, the provisions of such other agreement shall prevail.

      5.13. DESCRIPTIVE HEADINGS. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to an Article or a Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

      5.14. GENDER AND NUMBER. Whenever the context of this Agreement requires, the gender of all words herein shall include the masculine, feminine and neuter, and the number of all words herein shall include the singular and plural.

      5.15. SEVERABILITY. The parties hereto have negotiated and prepared the terms of this Agreement in good faith with the intent that each and every one of the terms, covenants and conditions herein be binding upon and inure to the benefit of the respective parties. Accordingly, if any one or more of the terms, provisions, promises, covenants or conditions of this Agreement or the application thereof to any person or circumstance shall be adjudged to any extent invalid, unenforceable, void or voidable for any reason whatsoever by a court of competent jurisdiction, such provision shall be as narrowly construed as possible, and each and all of the remaining terms, provisions, promises, covenants and conditions of this Agreement or their application to other persons or circumstances shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law. To the extent this Agreement is in violation of applicable law, then the parties agree to negotiate in good faith to amend the Agreement, to the extent possible consistent with its purposes, to conform to law and effect the original intent of the parties.

      5.16. SURVIVAL OF AGREEMENTS. Except as otherwise contemplated by this Agreement, all covenants and agreements of the parties contained in this Agreement shall remain in full force and effect and shall survive the time of Distribution.

      5.17. GOVERNING LAW. This Agreement shall be construed in accordance with and all Disputes hereunder shall be governed by the laws of the State of California, excluding its conflict of law rules and the United Nations Convention on Contracts for the International Sale of Goods. The Superior Court of Los Angeles County and/or the United States District Court for the Southern District of California shall have jurisdiction and venue over all Disputes between the parties that are permitted to be brought in a court of law pursuant to Section 4.6 above.

      5.18. NOTICES. Any notice, demand, offer, request or other communication required or permitted to be given by either party pursuant to the terms of this Agreement shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one Business Day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one Business Day after being deposited with a nationally recognized overnight courier service or (v) four days after being deposited in the U.S. mail, First Class with postage prepaid, and addressed to:

      If to Ambassadors:                   With a copy to:

      Ambassadors International Inc.       Gerald M. Chizever, Esq.
      1071 Camelback Street                Richman, Mann, Chizever, Philips &
      Newport Beach, California 92660      Duboff
      Facsimile:                           9601 Wilshire Blvd., Penthouse Suite
                                           Beverly Hills, CA 90210
                                           Facsimile: 310 274-2831

      If to Education:                     With a copy to:

      Ambassadors Group, Inc.              Gerald M. Chizever, Esq.
      Dwight D. Eisenhower Building        Richman, Mann, Chizever, Philips &
      110 South Ferrall Street             Duboff
      Spokane, Washington 99202            9601 Wilshire Blvd., Penthouse Suite
      Facsimile:                           Beverly Hills, CA 90210
                                           Facsimile: 310 274-2831

      Ambassadors and Education may substitute a different address or facsimile number, from time to time, if such substitute is provided to the intended notice recipient in writing by notice given in the manner provided in this section.

      5.19. WAIVERS; REMEDIES. No failure or delay by any party hereto in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor will any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties may otherwise have at law or equity.

      5.20. LIMITATION OF LIABILITY. In no event shall any member of the Ambassadors Group or Education Group be liable to any other member of the Ambassadors Group or Education Group for any special, consequential, indirect, incidental or punitive damages or lost profits, however caused and on any theory of liability (including negligence) arising in any way out of this agreement, whether or not such party has been advised of the possibility of such damages; provided, however, that the foregoing limitations shall not limit each party's indemnification obligations for liabilities to third parties as set forth in the Indemnification and Insurance Matters Agreement.

      5.21. FORCE MAJEURE. Neither party shall be liable or deemed to be in default for any delay or failure in performance under this Agreement or other interruption of service deemed to result, directly or indirectly, from acts of God, civil or military authority, acts of public enemy, war, accidents, explosions, earthquakes, floods, failure of transportation, strikes or other work interruptions by either party's employees, or any other similar cause beyond the reasonable control of either party unless such delay or failure in performance is expressly addressed elsewhere in this Agreement.

6. DEFINITIONS. For the purposes of this Agreement, the following terms shall have the following meanings.

      6.1. "AMBASSADORS GROUP" means Ambassadors and each Subsidiary of Ambassadors (other than any member of the Education Group) immediately after the Separation Date, and each Person that becomes a Subsidiary of Ambassadors after the Separation Date.

      6.2. "AMBASSADORS' AUDITORS" has the meaning set forth in Section 4.3.2 hereof.

      6.3. "ANCILLARY AGREEMENTS" has the meaning set forth in Section 2.1 hereof.

      6.4. "BUSINESS DAY" means a day other than a Saturday, a Sunday or a day on which banking institutions located in the State of California are authorized or obligated by law or executive order to close.

      6.5. "CAPITAL CONTRIBUTION"has the meaning set forth in Section 2.3 hereof.

      6.6. "CODE" has the meaning set forth in the Recitals hereof.

      6.7. "COMMISSION" has the meaning set forth in Section 3.1.3 hereof.

      6.8. "DISPUTES" has the meaning set forth in Section 4.6 hereof.

      6.9. "DISTRIBUTION" has the meaning set forth in the Recitals hereof.

      6.10. "DISTRIBUTION AGENT" has the meaning set forth in Section 3.2 hereof.

      6.11. "DISTRIBUTION DATE" has the meaning set forth in Section 3.2 hereof.

      6.12. "EDUCATION'S AUDITORS" shall mean PriceWaterhouseCoopers, LLP.

      6.13. "EDUCATION BUSINESS" means the business and operations of Education as they currently exist as described in the Form 10 Registration Statement.

      6.14. "EDUCATION GROUP" means Education and each Subsidiary of Education immediately after the Separation Date and each Person that becomes a Subsidiary of Education after the Separation Date.

      6.15. "EXCHANGE ACT" has the meaning set forth in Section 3.1.3 hereof.

      6.16. "FORM 10 REGISTRATION STATEMENT" shall mean the Form 10 Registration Statement described in Section 3.1.3 including any amendments or supplements thereto.

      6.17. "GAAP" means generally accepted accounting principals promulgated by the Financial Accounting Standards Board, in effect on the Separation Date, consistently applied.

      6.18. "GOVERNMENTAL APPROVALS" means any notices, reports or other filings to be made, or any consents, registrations, approvals, permits or authorizations to be obtained from, any Governmental Authority.

      6.19. "GOVERNMENTAL AUTHORITY" shall mean any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

      6.20. "INFORMATION" means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

      6.21. "INFORMATION STATEMENT" has the meaning set for in Section 3.1.4 hereof.

      6.22. "NASDAQ" has the meaning set for in Section 3.1.5 hereof.

      6.23. "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

      6.24. "RECORD DATE" means the close of business on the date to be determined by the Board of Directors of Ambassadors as the record date for determining the stockholders of Ambassadors entitled to receive shares of common stock of Education in the Distribution.

      6.25. "RMCPD" has the meaning set forth in Section 1.2 hereof.

      6.26. "SEPARATION" has the meaning set forth in the Recitals hereof.

      6.27. "SEPARATION DATE" has the meaning set forth in Section 1.1 hereof.

      6.28. "STOCK SPLIT" has the meaning set forth in Section 3.1.2 hereof.

      6.29. "SUBSIDIARY" means with respect to any specified Person, any corporation, any limited liability company, any partnership or other legal entity of which such Person or its Subsidiaries owns, directly or indirectly, more than 50% of the stock or other equity interest entitled to vote on the election of the members of the board of directors or similar governing body.

      6.30. "TAX RULING" has the meaning set forth in Section 3.1.1 hereof.

      6.31. "TRANSACTION AGREEMENTS" means this Agreement together with the Ancillary Agreements.


     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties as of the date first written above.

Ambassadors International, Inc.,             Ambassadors Group, Inc.,
a Delaware corporation                       a Delaware corporation

By:                                          By:
   --------------------------------             --------------------------------

Title:                                       Title:
      -----------------------------                -----------------------------